COMPENSATION AGREEMENT

     This Compensation Agreement is effective as of September 17, 2003, and is by and between Wenthur & Chachas, LLP ("WC") and GK Intelligent Systems, Inc., a Delaware corporation, hereinafter ("GKIS").

                                    RECITALS

     A. Whereas, as of September 11, 2003, GKIS was indebted to and owed WC the sum of $49,573.97, as shown on invoice no. 54216, for bona fide legal services provided by WC to GKIS.

     B. Whereas, GKIS acknowledges receipt of legal services and acknowledges that it is indebted to WC for said amount.

     C. Whereas, GKIS desires to issue and WC has agreed to accept as satisfaction of $25,000 of the $49,573.97 outstanding fees due, Five Hundred Thousand (500,000) shares of common stock of GKIS, conditioned upon said shares being registered on Form S-8 under the Securities Act of 1933 and qualified by coordination with in the State of California.

     D. Whereas, GKIS acknowledges that there shall remain a balance due of $24,573.97 due and owing following the issuance of said shares to WC, and that the balance may increase as additional legal services are rendered to GKIS.

                                    AGREEMENT

     In consideration of the mutual promises and covenants undertaken by the Parties and other good and valuable considerations, the receipt, sufficiency and adequacy of which are hereby acknowledged by the Parties, the undersigned hereby agree as follows:

     1. Compensation Terms. GKIS agrees to issue, and WC agrees to accept Five Hundred Thousand (500,000) shares of common stock of GKIS (the "Shares), conditioned upon said shares being registered on Form S-8 under the Securities Act of 1933 and qualified by coordination with in the State of California, as satisfaction of $25,000 of the $49,573.97 outstanding fees due to WC for legal services provided by WC to GKIS. GKIS agrees to pay all registration, qualification and issuance fees associated with the issuance of said shares hereunder.

     2. Acknowledgement and Issuance of Shares. As set forth in SEC Release No. 33-7646, WC is aware that while GKIS may contract for consulting or advisory services with an entity that is not a natural person, the securities to be registered on Form S-8, must be issued to the a natural person or persons working for the such entity who provided bona fide services to GKIS. In this regard the 500,000 shares issued pursuant to this Agreement shall be issued to:

         George G. Chachas
         4180 La Jolla Village Drive
         Suite 500
         La Jolla, CA 92037

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     3. Partial Invalidity. In the event that any one or more provision of this
Agreement shall for any reason be held invalid, illegal or unenforceable in any respect by any Court of competent jurisdiction, such provisions shall be construed as if it were written in such a way as to the greatest extent possible to be valid, legal and enforceable so as to effectuate to the greatest possible extent the Parties intent to release claims as set forth herein.

     4. Authority to Execute Agreement. WC and GKIS further represent that in executing this Agreement, the officer or representative of such Party whose name appears hereafter is fully authorized to enter this Agreement and this Agreement is binding on said corporation and all its officers, directors, shareholders, affiliates, successors, predecessors and assigns.

     5. Data Relied On. All Parties hereto acknowledge and represent that they have been apprised of all relevant information and data to their satisfaction. The Parties hereto further acknowledge and represent that in executing this Agreement they have not relied on any inducements, promises or representations made by the other Parties hereto or the other Parties' attorneys or any Party representing or serving the other Parties. It is understood, and the Parties further state, that each of them has carefully read this Agreement and know the contents hereof and have signed the Agreement as the authorized representative of the identified party.

     6. Amendments and Modifications. This Agreement can be amended, modified, or terminated only by a writing executed by all Parties or their respective successors.

     7. Advice of Counsel. THE CLIENT ACKNOWLEDGES THAT CLIENT IS FREELY AND VOLUNTARILY EXECUTING THIS AGREEMENT AFTER HAVING BEEN ADVISED TO SEEK SEPARATE INDEPENDENT COUNSEL OF CLIENT'S CHOICE FOR ADVISE REGARDING THE OBLIGATIONS OF CLIENT CREATED BY THIS AGREEMENT AND ANY OTHER LEGAL RIGHTS PERTAINING TO THIS AGREEMENT. CLIENT HAS EITHER BEEN APPRISED OF ALL RELEVANT INFORMATION AND LEGAL RIGHTS BY LEGAL COUNSEL OF ITS OWN CHOICE, OR HAS VOLUNTARILY CHOSEN NOT TO SEEK SEPARATE INDEPENDENT COUNSEL FOR ADVISE REGARDING THE OBLIGATIONS OF CLIENT CREATED BY THIS AGREEMENT. IN EXECUTING THIS AGREEMENT CLIENT DOES NOT RELY ON ANY INDUCEMENTS, PROMISES, OR REPRESENTATIONS MADE BY WENTHUR & CHACHAS.

     8. Entire Agreement. This Agreement constitutes a single integrated contract expressing the entire agreement between the Parties hereto respecting the release of any alleged claims arising out of or related to the released claim referenced above. This Agreement fully supersedes any and all prior contemporaneous understandings, whether written or oral, between the Parties pertaining to any of the alleged claims arising out of or related to the released claim referenced above.

     9. Interpretation. In the event any provision of this Agreement requires interpretation, it is agreed between the Parties hereto that the person interpreting or construing this Agreement shall not apply a presumption that the terms of this Agreement shall be more strictly construed against one Party by reason of the rule of construction that a document is to be construed more strictly against the Party who, by itself or through an agent, prepared the document. It is agreed that all Parties hereto have participated in the preparation of this Agreement.

     10. Controlling Law. This Agreement is made and entered into in the State of California and shall in all respects be interpreted, enforced and governed under the laws of the State of California. Language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning and not strictly for or against any of the Parties.

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     11. Attorneys' Fees and Costs. In the event of any action at law or equity between or among the Parties hereto or if any of them is required to enforce any of the provisions of this Agreement, the unsuccessful Party of such action covenants and agrees to pay the prevailing Party all costs and expenses, including attorneys' fees and if such successful Party shall recover a judgment in any action or proceeding, such costs, expenses and attorneys' fees shall be included in and a part of such judgment.

     12. Cooperation. Each Party shall cooperate and use its best efforts to consummate the Agreement contemplated herein. Without limiting the foregoing, each of the Parties hereto shall use its or his or her good faith best efforts and take such action as may reasonably be requested by each other Party to consummate the Agreement contemplated herein. In addition, after the execution of this Agreement by the Parties hereto each Party shall cooperate and take such action and execute such other and further documents as may be reasonably requested by any other Party to carry out the terms and provisions and intent of this Agreement.

     13. Payment of Expenses. Each Party hereto shall each pay its own respective expenses incident to the preparation and carrying out of this Agreement, including but not limited to, attorneys fees and costs.

     14. Counterparts. This Agreement may be executed in any one or more counterparts, all of which taken together shall constitute one instrument.

     15. Facsimile Signatures. It is expressly agreed that the Parties may execute this Agreement via facsimile signature and such facsimile signature pages shall be treated as originals for all purposes.

     IN WITNESS HEREOF, the Parties hereto have executed this Agreement the date and year set forth opposite their respective names.

                                            GK Intelligent Systems, Inc.



Dated: 9/17/03                              /S/ Gary F. Kimmons
                                            -----------------------------------
                                            By: Gary Kimmons
                                            Its: President


                                            Wenthur & Chachas, LLP


Dated: 9/17/03                              /S/ George G. Chachas
                                            -----------------------------------
                                            By: George G. Chachas
                                            Its: Partner


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